Exhibit 21

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AC JV, LLC (Delaware) (32%)	Delaware
AMC Card Processing Services, Inc.	Arizona
AMC Concessionaire Services of Florida, LLC	Florida
AMC Interchange Ventures ULC	British Columbia
AMC ITD, LLC	Kansas
AMC License Services, LLC	Kansas
AMC of Maryland, LLC	Maryland
AMC Theatres of UK Limited	England
American Multi-Cinema, Inc.	Missouri
Carmike Cinemas, LLC	Delaware
Carmike Concessions LLC	Florida
Centertainment Development, Inc.	Delaware
Club Cinema of Mazza, Inc.	District of Columbia
Diginext, LLC (50%)	Delaware
Digital Cinema Distribution Coalition, LLC (Delaware) (14.67%)	Delaware
Digital Cinema Implementation Partners, LLC (Delaware) (29%)	Delaware
Eastwynn Theatres, LLC	Alabama
GKC Theatres, Inc.	Delaware
Loews Kaplan Cinema Associates Partnership (50%)	New Jersey
Midlands Water Association (NFP)	Illinois
Seth Childs 12 of Kansas L.L.C.	Kansas
Shawnee Theatres LLC	Delaware
Sundance Cinemas, LLC	Delaware
SVHoldco LLC (18.4%)	Delaware
ABC Cinemas Ltd	England
Bookit Ltd	England
Cinema International Corporation Lda	Portugal
Cinesa – Compania de Inciativas y Espectaculos SA	Spain
Digital Cinema Media Ltd	England
UCI Novoplex GmbH	Germany
UCI Lumolplex GmbH	Germany
Odeon & UCI Digital Operations Limited	England
Odeon and Sky Filmworks Ltd	England
Odeon and UCI Cinemas Digital Limited	England
Odeon and UCI Cinemas Holding Limited	England
Odeon Cinemas (RL) Ltd	England
Odeon Cinemas Group Limited (fka AMC (UK) Acquisition Limited)	England
Odeon Cinemas Holdings Ltd	England
Odeon Cinemas Ltd	England
UCI Holdings Ireland Limited	Ireland
UCI Italia SPA	Italy
UCI Recupero e Sviluppo SpA	Italy

Digital Cinema Advertising S.r.l.	Italy
United Cinema International (Ireland) Ltd	Ireland
United Cinemas International (UK) Ltd	England
United Cinemas International Acquisitions Ltd	England
United Cinemas International Digiplex GmbH	Germany
United Cinemas International Kinoplex GmbH	Germany
United Cinemas International Multiplex BV	Netherlands
United Cinemas International Multiplex GmbH	Germany
NCG Holding AB	Sweden
Astoria Cinemas Grand AB	Sweden
Bergen Internasjonale Filmfestival AS	Norway
Bergen Kino AS	Norway
Bio Rex Cinemas Oy	Finland
Capa Kinoreklame AS	Norway
Ejendomsselskabet Kattjebjerg A/S	Denmark
Empire Bio A/S	Denmark
Finnkino Oy	Finland
Forum Cinemas OU (FKA. Forum Cinemas AS)	Estonia
Handelsbolaget Svenska Bio Lidingö (50%)	Sweden
Västerås Biografer, Aktiebolaget Svensk Filmindustri & Co	Sweden
Kinovsjon Norge AS	Norway
Location Norway AS	Norway
Naestved Bio A/S	Denmark
NCG Distribution UAB	Lithuania
Odeon Kino AS (fka: SF Kino SA)	Norway
Odeon Kino Stavanger/ Sandnes AS	Norway
SBM Holding A/S	Denmark
Filmstaden AB (fka: SF Bio AB)	Sweden
Filmstaden Media AB (fka SF Media AB)	Sweden
SIA Stockman Center	Latvia
Sydna Fastighetsforvaltning AB	Sweden
Winberg Kino AB	Sweden
Popcorn Companiget AS	Norway
Funsnacks AS	Norway
Filmweb AS	Norway
DeinKinoticket GmbH –	Germany
AMC EMEA Holdings LLC	Delaware
AMC UK Holding Limited	England